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                                                                EXHIBIT 10(b)(1)

                             1985 STOCK OPTION PLAN
                                       OF
                          BATTLE MOUNTAIN GOLD COMPANY

               (As Amended and Restated Effective April 7, 1993)

                                First Amendment


          Battle Mountain Gold Company, a Nevada corporation, having established the 1985 Stock Option Plan of Battle Mountain Gold Company, as amended through April 7, 1993 (the "Plan"), and having reserved the right under Paragraph 13 thereof to amend the Plan, does hereby amend the Plan as follows:

          1. Subparagraph (c) of Paragraph 6 of the Plan is hereby amended to read as follows:

               (c) With respect to options granted hereunder, unless otherwise provided in the agreement evidencing the grant of such an option, the Option shall terminate and be of no force and effect with respect to any shares not previously taken up by the Optionee upon the first to occur of
     (i) the expiration of ten (10) years from the date of granting of each Option (provided that the Optionee is an active employee of the Company or any of its subsidiaries or has retired from employment pursuant to the provisions of any retirement plan maintained by the Company or its subsidiaries), (ii) the expiration of ninety (90) days after the termination of service of the Optionee for reasons other than death, total and permanent disability, or retirement pursuant to the provisions of any retirement plan maintained by the Company or its subsidiaries; provided, however, that if death of the Optionee occurs within ninety (90) days of termination of employment, (iii) shall be applicable, or (iii) one (1) year after the termination of service of the Optionee by reason of death or total and permanent disability.

          IN WITNESS WHEREOF, Battle Mountain Gold Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 12th day of May, 1995.
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                                    BATTLE MOUNTAIN GOLD COMPANY



                                    By  /S/ KARL E. ELERS
                                      ______________________________

ATTEST:

/S/ JAMES A. BROOKS
__________________________________
Assistant Secretary